Exhibit 10(a)

Amendment No. 2 to Dealer Agreement dated as of November 9, 1999, between Goldman, Sachs & Co., J.P. Morgan Securities LLC (f.k.a. Chase Securities Inc.), Morgan Stanley & Co. LLC (f.k.a. Morgan Stanley & Co. Incorporated), Merrill Lynch, Pierce, Fenner & Smith Incorporated (f.k.a. Bank of America Securities LLC) and Arrow Electronics, Inc.,
as amended by Amendment No 1 dated as of October 11, 2011

Dated as of October 20, 2014

This amendment (“Amendment No. 2”) sets forth the understandings between Arrow Electronics, Inc. (the “Issuer”) and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Dealers”), parties to an agreement, dated as of November 9, 1999 (the “Original Dealer Agreement” and, as amended by Amendment No. 1 dated as of October 11, 2011, the “Dealer Agreement”), pursuant to which the Issuer appointed the Dealers as dealers of certain short-term promissory notes (the “Notes”) of the Issuer. The purpose of this letter is to set forth the following amendment to the Dealer Agreement:

(a)	The reference to the Issuing and Paying Agency Agreement on the first page of the Original Dealer Agreement shall be hereby amended and replaced in its entirety with the following:
“Concerning Notes to be issued pursuant to the Issuing and Paying Agency Agreement described and defined herein.”

(b)	Each reference to “4(2)” in the Dealer Agreement shall be replaced with a reference to “4(a)(2)”.

(c)	The references to Sophisticated Individual Investors shall be deleted from Section 1.6(a) and from Exhibit A.

(d)	The reference to “Rule 506” shall be deleted from Section 1.6(e) and replaced with “Section 4(a)(2)”.

(e)	The phrase “and Rule 506 thereunder” shall be deleted from Section 1.7(a).

(f)
Section 3.6 of the Dealer Agreement shall be amended to insert a reference to “(a)” at the start thereof, to replace references to “(a)”, “(b)”, “(c)”, “(d)” and “(e)” with “(i)”, “(ii)”, “(iii)”, “(iv)” and “(v)”, respectively, and to insert a new Section 3.6(b) following Section 3.6(a) to read as follows:

“(b)
(i)    The parties hereto agree that the Issuer may, in accordance with the terms of this Section 3.6(b), from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agency Agreement”) (any such replacement, a “Replacement”).

(ii)    From and after the effective date of any Replacement, except to the extent that the Issuing and Paying Agency Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement, the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and all references to the “Issuing and

Exhibit 10(a)

Paying Agency Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agency Agreement.

(iii)    From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until each Dealer shall have received (x) a copy of the executed Replacement Issuing and Paying Agency Agreement, (y) a copy of the executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (z) an amendment or supplement to, or a replacement of, the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended, supplemented or replaced, satisfies the requirements of this Agreement, (aa) prior to the issuance of any Notes represented by a book-entry note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, and (bb) an opinion of counsel to the Issuer, addressed to the Dealers, reasonably satisfactory in form and substance to the Dealers.

(g)
A new Section 3.8 shall be added to the Dealer Agreement to read as follows: “3.8 The Issuer shall not file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.”

(h)	The definition of the term “Issuing and Paying Agency Agreement” set forth in Section 6.8 of the Dealer Agreement is amended in its entirety to read as follows:
“‘Issuing and Paying Agency Agreement’ shall mean that certain Issuing and Paying Agency Agreement dated as of October 20, 2014, between the Issuing and Paying Agent and the Issuer, as the same may be amended, modified or supplemented from time to time or as superseded by a Replacement Issuing and Paying Agency Agreement entered into with a Replacement Issuing and Paying Agent as provided pursuant to Section 3.6(b) hereof.”

(i)	The definition of the term “Issuing and Paying Agent” set forth in Section 6.9 of the Dealer Agreement is amended in its entirety to read as follows:
“‘Issuing and Paying Agent’ shall mean BNP Bank, acting through its New York Branch, as issuing and paying agent under the Issuing and Paying Agency Agreement, or any successor thereto, or any Replacement Issuing and Paying Agent as provided pursuant to Section 3.6(b) hereof.”

(j)
For the avoidance of doubt, the terms “Agent” and “Dealer,” as used in the Dealer Agreement, including in the singular or plural, shall be one and the same, and the Dealer Agreement shall be henceforth referred to as the “Dealer Agreement”.

Except as amended by this Amendment No. 2, the Dealer Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the date and year first above written.

Exhibit 10(a)

Arrow Electronics, Inc., as Issuer

By:_/s/ Paul J. Reilly______
Name: Paul J. Reilly
Title: Executive VP and CFO

By:_/s/ Gregory A. Hanson__
Name: Gregory A. Hanson
Title: VP and Treasurer

Goldman, Sachs & Co., as Dealer

By:_/s/ Susan Dowling_____
Name: Susan Dowling
Title: Authorized Signatory

J.P. Morgan Securities LLC, as Dealer

By:_/s/ Johanna C. Foley______
Name: Johanna C. Foley
Title: Executive Director

Morgan Stanley & Co. LLC, as Dealer

By:_/s/ Yuri Slyz_____________
Name: Yuri Slyz
Title: Legal at Morgan Stanley

Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as Dealer

By:_/s/ Robert J. Little_________
Name: Robert J. Little
Title: Managing Director